                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                        Fort James Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [FORT JAMES LOGO]

                                                  March 17, 2000

     Dear Shareholder:

       It is our pleasure to invite you to the Annual Meeting of Shareholders of Fort James Corporation to be held at 10:30 a.m. Central Daylight Time on Thursday, April 27, 2000, in the Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois. A Notice of this Annual Meeting and a Proxy Statement covering the business of the meeting are enclosed, along with the Company's Annual Report to Shareholders for the fiscal year ended December 26, 1999. During the meeting, time will be provided for a review of operations for the past year and items of general interest about the Company.

       It is important that your shares be represented at the meeting whether or not you expect to attend; therefore, please promptly sign, date, and return the proxy card in the accompanying postage-paid envelope, or complete your proxy by telephone.

       We look forward to seeing you at the Annual Meeting.

                                        Sincerely,

                                        /s/ Miles L. Marsh
                                        Miles L. Marsh
                                        Chairman and Chief Executive Officer

                             [FORT JAMES LOGO]

-------------------------------------------------------------------------------
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 27, 2000
-------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF
FORT JAMES CORPORATION

  Notice is hereby given that the Annual Meeting of Shareholders of Fort James Corporation ("Fort James" or the "Company") will be held at 10:30 a.m. Central Daylight Time on Thursday, April 27, 2000, in the Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois, for the following purposes:

  1. To elect to the Board of Directors persons to serve until the next Annual Meeting of Shareholders; and

  2. To transact such other business as may properly come before the meeting.

  Only shareholders of record at the close of business on February 28, 2000, will be entitled to vote at the Annual Meeting.

  It is important that your shares be represented and voted. Even if you plan to attend the meeting, please vote your shares by proxy, either by dating, signing, and returning the enclosed proxy card in the postage-paid envelope provided, or by calling the telephone number and following the instructions provided on your proxy card.

  A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 26, 1999, is being mailed to you with this Notice and the Proxy Statement.

  You are cordially invited to attend the meeting.

                                       By order of the Board of Directors,


                                       Clifford A. Cutchins, IV
                                       Senior Vice President,
                                       General Counsel and
                                       Corporate Secretary

March    , 2000

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................................   1
 Who Can Vote...............................................................   1
 How to Vote................................................................   1
 Recommendation of Board of Directors.......................................   1
 Vote Required for Election of Directors....................................   1
 Revocation of Proxy........................................................   1
 Quorum.....................................................................   1
 Solicitation...............................................................   2
THE BOARD OF DIRECTORS......................................................   2
 Information on Nominees....................................................   2
 Board of Directors and Committees..........................................   4
 Compensation of Directors..................................................   5
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS.........................   6
PRINCIPAL SHAREHOLDERS......................................................   7
EXECUTIVE COMPENSATION......................................................   7
 Report of the Compensation Committee.......................................   7
 Employment Agreements......................................................   9
 Executive Summary Compensation Table.......................................  11
 Stock Options..............................................................  12
 Pension Benefits...........................................................  13
PERFORMANCE GRAPH...........................................................  15
ADDITIONAL INFORMATION......................................................  16
 Section 16(a) Beneficial Ownership Reporting Compliance....................  16
 Independent Accountants....................................................  16
 Other Matters That May Come Before the Meeting.............................  16
 Proposals for 2001 Annual Meeting..........................................  16
 Annual Report..............................................................  16

                            FORT JAMES CORPORATION

                                  P.O. Box 89
                        Deerfield, Illinois 60015-0089

                                Proxy Statement

                               ABOUT THE MEETING

  The Board of Directors of Fort James Corporation ("Fort James" or the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders to be held at 10:30 a.m. Central Daylight Time on April 27, 2000, in the Botanic Gardens, 1000 Lake Cook Road, Glencoe, Illinois, and any adjournment thereof. This Proxy Statement and proxy card are being mailed to shareholders on or about March 17, 2000.

Who Can Vote

  Shareholders of record of the Company's Common Stock at the close of business on February 28, 2000, (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. Each share of Common Stock is entitled to one vote on each matter presented to the shareholders.

How to Vote

  You may vote in person at the Annual Meeting or by proxy. There are two ways to vote by proxy. You may vote by proxy by either (i) dating, signing, and returning the enclosed proxy card, or (ii) calling the telephone number and following the instructions provided on the proxy card. Your telephone vote authorizes the persons named on the proxy card to vote your shares in the same manner as if you dated, signed, and returned your proxy card. If your shares are held in street name, you may want to contact your broker or nominee to determine whether you will be able to vote by telephone. Execution of the accompanying proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person.

Recommendation of Board of Directors

  The Board of Directors recommends that you vote by proxy even if you plan to attend the meeting. If you vote by proxy, you authorize the named proxies to vote your shares in the manner you direct. If you do not specify how to vote, the named proxies will vote your shares FOR the election of the nominated directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Vote Required for Election of Directors

  The director nominees who receive the highest number of votes will be elected to the Board of Directors. If you withhold your vote as to one or more directors, your shares will not be voted for the director or directors indicated. Votes that are withheld will have no effect on the outcome.

Revocation of Proxy

  You may revoke your proxy by delivering written notice prior to the time of voting at the Annual Meeting. You may change your previously delivered vote by submitting a new proxy card or by providing a new vote by telephone. If you attend the meeting, you may also change your vote by voting in person.

Quorum

  To carry on the business of the meeting, a quorum must be present. This means a majority of the outstanding Common Stock on the Record Date must be represented. As of the Record Date, 213,318,950 shares of Common Stock were outstanding. If you elect to withhold or abstain the proxies' authority to vote (including broker non-votes), your shares will count toward a quorum but will have no effect on the action taken.

Solicitation

  The Company will pay the cost of soliciting proxies. Solicitation will be made initially by mail; however, the directors, officers, and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies by telephone, other methods of telecommunication, or personal interview. The Company intends to engage Georgeson Shareholder Communications Inc. to solicit proxies from brokers, banks, and other institutional holders at an estimated fee of approximately $8,000 plus reimbursable expenses.

                            THE BOARD OF DIRECTORS

Information on Nominees

  The Nominating Committee has nominated each of the nominees named below to the Board of Directors. Each elected director will serve a one-year term, which will run until the next Annual Meeting of Shareholders or until his or her successor has been elected. Although the Company anticipates that all of the nominees will be able to serve, if at the time of the meeting any nominees are unable or unwilling to serve, your proxy will be voted at the discretion of the persons named therein for such other person or persons as the Board of Directors may designate.

                                                       Business Experience and
                                                            Directorships
          Name          Age   Principal Occupation    In Other Public Companies
          ----          ---   --------------------    -------------------------
 Barbara L. Bowles      52  President and Chief       Has held present position
                            Executive Officer,        more than five years.
                            Kenwood Group, Inc.       Director of The Black &
                            (investment management    Decker Corporation and
                            firm)                     Wisconsin Energy
                                                      Corporation.

 William E. Bradford    65  Retired Chairman of       Retired from Halliburton
                            Halliburton Company       Company January 2000,
                            (energy services and      where he had served as
                            engineering and           Chairman since 1998.
                            construction company)     Served Dresser
                                                      Industries, Inc. as
                                                      Chairman of the Board
                                                      from 1996 to 1998, as
                                                      Chief Executive Officer
                                                      from 1995 to 1998, and as
                                                      President from 1992 to
                                                      1996. Director of
                                                      Ultramar Diamond Shamrock
                                                      Corporation and Kerr-
                                                      McGee Corporation.

 William T. Burgin      56  Partner, Bessemer Venture Has held present position
                            Partners (venture capital more than five years.
                            partnership)              Director of 25 mutual
                                                      funds managed by Scudder
                                                      Kemper Investments, Inc.

 James L. Burke         61  President and Chief       Has held present position
                            Executive Officer of SP   more than five years.
                            Newsprint Company

 Worley H. Clark, Jr.   67  President, W.H. Clark     Has held present position
                            Associates, Ltd.          more than five years.
                            (consulting firm)         Chairman Emeritus, Nalco
                                                      Chemical Company. Retired
                                                      from Nalco Chemical in
                                                      1994, where he served as
                                                      Chairman and Chief
                                                      Executive Officer.
                                                      Director of Merrill Lynch
                                                      & Co., Inc., USG
                                                      Corporation, Bethlehem
                                                      Steel Corporation,
                                                      Ultramar Diamond Shamrock
                                                      Corporation and
                                                      Millennium Chemicals,
                                                      Inc.

                                                           Business Experience and
                                                                Directorships
                                                               In Other Public
            Name            Age   Principal Occupation            Companies
            ----            ---   --------------------     -----------------------
 Gary P. Coughlan           56  Chief Financial Officer   Has held present
                                and Senior Vice           position more than five
                                President, Finance,       years.
                                Abbott Laboratories
                                (diversified health care
                                company)

 William V. Daniel          71  Retired Managing          Retired from First Union
                                Director, First Union     Securities, Inc. in June
                                Securities, Inc.          1999. Prior to that
                                (investment banking and   time, served as Managing
                                financial services        Director of First Union
                                company)                  Securities, Inc. for
                                                          more than five years.

 Ernst A. Haberli           51  President, North American Has held present
                                Tissue Operations and     position since January
                                Technology of the Company 2000. Executive Vice
                                                          President and Chief
                                                          Financial Officer of the
                                                          Company from 1997
                                                          through 1999, and Senior
                                                          Vice President, Strategy
                                                          from 1996 to 1997. From
                                                          1990 to 1995 served as
                                                          President of Pet
                                                          International. Director
                                                          of American Commercial
                                                          Lines Holdings LLC.

 Miles L. Marsh             52  Chairman, President and   Has held present
                                Chief Executive Officer   position of Chief
                                of the Company            Executive Officer since
                                                          1995, position of
                                                          Chairman since 1996, and
                                                          position of President
                                                          from 1995 to 1997, and
                                                          from 1998 to present.
                                                          From 1991 to 1995,
                                                          served as Chairman and
                                                          Chief Executive Officer
                                                          of Pet, Inc. Director of
                                                          GATX Corporation,
                                                          Whirlpool Corporation
                                                          and Morgan Stanley Dean
                                                          Witter & Co.

 Robert M. O'Neil           65  Director, The Thomas      Has held present
                                Jefferson Center for the  position more than five
                                Protection of Free        years.
                                Expression

 Anne Marie Whittemore(/1/) 53  Partner, McGuire, Woods,  Has held present
                                Battle & Boothe, LLP (law position more than five
                                firm)                     years. Director of Owens
                                                          & Minor, Inc., T. Rowe
                                                          Price Associates, Inc.
                                                          and Albemarle
                                                          Corporation.

--------
(/1/)McGuire, Woods, Battle & Boothe serves as outside legal counsel to the Company.

  The Bylaws of the Company provide for a Board of Directors consisting of twelve members. Proxies cannot be voted for a greater number of persons than the eleven nominees named.

Board of Directors and Committees

  The Board of Directors met on nine occasions during 1999. All members of the Board, except Ms. Bowles, attended at least 75 percent, in the aggregate, of the meetings of the Board and committees on which they served. Ms. Bowles was unable to attend a meeting of the Board and a Committee meeting due to a conflict with the meeting of another board of directors on which she serves. The following table shows certain committees of the Board of Directors and the members who currently serve on those committees.

                                  COMMITTEES

  DIRECTOR                  Audit     Compensation  Executive     Finance     Nominating
----------------------------------------------------------------------------------------
 Barbara L. Bowles                         X                         X
----------------------------------------------------------------------------------------
 William E. Bradford                                                 X
----------------------------------------------------------------------------------------
 William T. Burgin            X            X
----------------------------------------------------------------------------------------
 James L. Burke               X                                                   X
----------------------------------------------------------------------------------------
 Worley H. Clark, Jr.                      X            X                         X*
----------------------------------------------------------------------------------------
 Gary P. Coughlan             X                                      X*           X
----------------------------------------------------------------------------------------
 William V. Daniel            X*           X            X
----------------------------------------------------------------------------------------
 Ernst A. Haberli
----------------------------------------------------------------------------------------
 Miles L. Marsh                                         X*                        X
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
 Richard L. Sharp                          X                         X
----------------------------------------------------------------------------------------
 Anne Marie Whittemore                                               X            X

--------
XCommittee Member
*Committee Chair

  Audit Committee. This committee consists of only non-employee directors ("Outside Directors"). The Audit Committee met on three occasions during 1999. The Audit Committee reviews accounting and auditing matters with management, members of the Company's internal audit staff, and representatives of the Company's independent accountants. The Audit Committee reviews the scope of internal and external audit activities and the results of such audits and is responsible for making the annual recommendation to the Board of Directors for the firm of independent accountants to be retained by the Company.

  Compensation Committee. This committee consists of only Outside Directors. The Compensation Committee met on five occasions during 1999 and is responsible for recommending the salaries and compensation programs for executive officers to the Board of Directors. This committee is also responsible for administering the Company's Management Incentive Plan, its 1996 Stock Incentive Plan, and other benefit programs. None of the members of the Compensation Committee are entitled to participate in any of the Company's employee benefit plans.

  Executive Committee. This committee can exercise most of the powers and authorities of the full Board of Directors in the management of the Company between regularly scheduled meetings.

  Finance Committee. This committee consists of only Outside Directors. The Finance Committee meets periodically to review the financial strategy for the Company, including balance sheet structure and overall capitalization and related matters.

  Nominating Committee. This committee met on one occasion during 1999. The Nominating Committee recommends candidates for election to the Board of Directors. The Board of Directors also considers candidates recommended by shareholders entitled to vote for the election of directors who follow the procedures set forth under the section entitled "Additional Information-- Proposals for 2001 Annual Meeting."

Compensation of Directors

  Fees. Outside Directors receive an annual retainer of $40,000 for serving as a director, plus reimbursement of expenses incurred in connection with attending meetings. In addition, each director receives a fee of $2,000 for each Board meeting attended and $1,000 for each Committee meeting attended. Directors who are employees of the Company do not receive any additional compensation for service as directors.

  Director Stock Ownership Plan. Under this plan, 50 percent of the annual retainer is paid to the Outside Directors in Common Stock ("Automatic Award"). Outside Directors may elect to receive the remaining 50 percent of the retainer in Common Stock ("Elective Award"). The Automatic Award is paid as the greater of (i) 250 shares of Common Stock or (ii) the number of shares of Common Stock that equals 50 percent of the retainer based on their fair market value on the award date. Directors receiving the Elective Award receive the number of shares of Common Stock that equal the remaining 50 percent of the retainer based on their fair market value on the award date. These shares of Common Stock generally are restricted until the end of the director's one-year term. If a director elects to defer the receipt of Common Stock, cash dividends and other distributions are credited to the director's deferred stock account. Dr. Burke, Mr. Bradford and Mr. Coughlan elected to receive 100 percent of their retainer fee in Common Stock.

  Stock Option Plan for Outside Directors. Under this plan, each Outside Director is granted a one-time option to purchase 5,000 shares of Common Stock. Prior to 2000, Outside Directors were granted a one-time option of 3,000 shares. The plan also grants an annual option to purchase 2,500 shares of Common Stock to each director who has been an Outside Director for at least nine months. All options are granted at exercise prices equal to the fair market value of the Common Stock on the date of grant and are exercisable immediately.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The table below shows the number of shares of Common Stock beneficially owned by each director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of the Record Date.

                                                                      Included in Beneficially Owned Shares
                             Number of Shares     Percent of          -------------------------------------
          Name            Beneficially Ownes(/1/) Class(/2/) Options(/3/) DSOP(/4/) Restricted(/5/) 401(k) Plan(/6/)
          ----            ----------------------- ---------- ------------ --------- --------------- ----------------
Directors:
 Barbara L. Bowles......             8,077             *          6,500       524            --              --
 William E. Bradford....             5,000             *          5,000        --            --              --
 William T. Burgin......            63,357(/7/)        *         10,580       524            --              --
 James L. Burke.........             9,948             *          5,500     1,049            --              --
 Worley H. Clark, Jr....            13,493             *         10,580       524            --              --
 Gary P. Coughlan.......            12,433             *          7,500     1,049            --              --
 William V. Daniel......            11,468(/8/)        *         10,580        --            --              --
 Ernst A. Haberli.......           257,175             *        156,500        --        44,125           1,580
 Miles L. Marsh.........         1,075,749             *        712,500        --       219,838           2,267
 Robert M. O'Neil.......            11,616             *          9,564       524            --              --
 Richard L. Sharp.......             8,500             *          7,500        --            --              --
 Anne Marie Whittemore..            10,064             *          9,564        --            --              --
Other Named Officers:
 John F. Lundgren.......           277,138             *        174,500        --        46,125           7,355
 Joe R. Neil............           197,066             *        116,028        --        39,266           6,273
 Clifford A. Cutchins,
  IV....................           290,705(/9/)        *        194,587        --        41,094           5,115
All directors and
 executive officers as a
 group (25 persons).....         3,442,190(/10/)     1.6%     2,164,435     4,194       640,426          44,526

--------
* Less than 1% of Class.
(/1/) Each person has sole voting and investment power over all of the shares listed, except as set forth below.
(/2/) Any Common Stock that can be acquired through the exercise of stock options within 60 days of the Record Date is deemed outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the shareholder listed in the table. However, such Common Stock is not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other shareholder.
(/3/) Consists of shares that may be acquired within 60 days of the Record Date through the exercise of stock options.
(/4/) Consists of restricted stock issued under the Director Stock Ownership Plan; shares deferred under this plan do not have voting rights and are therefore excluded from the number of shares beneficially owned.
(/5/) Consists of performance and restricted shares issued under the 1996 Stock Incentive Plan for which the executive officer has voting rights.
(/6/) The Fort James Corporation 401(k) Plan (formerly known as the "StockPlus Plan") (the "401(k) Plan") reports stock information on a unitized basis rather than a per share basis. For purposes of calculating the number of shares beneficially owned, an estimate of the number of shares held in the 401(k) Plan has been calculated based on the closing stock price of $27.13 as of December 26, 1999.
(/7/) Includes 3,000 shares held by his former spouse as custodian for their children as to which he disclaims any beneficial interest.
(/8/) Includes 84 shares held by his spouse for which voting and investment power is shared.
(/9/) Includes 450 shares held by his child for which voting and investment power is shared.
(/10/) Includes 4,714 shares held by spouses and children for which voting and investment power is shared.

                            PRINCIPAL SHAREHOLDERS

  The table below shows the shareholders that beneficially own more than five percent of the outstanding Common Stock as of the most recent practicable date.

        Name and Address                       Number of Shares  Percent
        of Beneficial Owner                   Beneficially Owned of Class
        -------------------                   ------------------ --------
   Barrow, Hanley, Mewhinney & Strauss, Inc.   26,253,650(/1/)     11.9%
   One McKinney Plaza
   3232 McKinney Avenue, 15th Floor
   Dallas, Texas 75204-2429

   Capital Research and Management Company     17,953,300(/2/)      8.3%
   333 South Hope Street
   Los Angeles, California 90071

--------
(/1/)Barrow, Hanley, Mewhinney & Strauss, Inc. ("Barrow, Hanley") had sole voting power for 5,602,360 shares, shared voting power for 20,651,290 shares, and sole dispositive power for 26,253,650 shares as of December 31, 1999. The beneficial ownership reported by Barrow, Hanley includes 18,728,600 shares for which the Vanguard Windsor Funds--Vanguard Windsor II Fund ("Windsor II") also reported beneficial ownership. Windsor II reports beneficial ownership of 18,728,600 shares over which it has shared voting and dispositive power as of December 31, 1999. Windsor II's address is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

(/2/)The Capital Research and Management Company ("Capital Research") is an investment adviser that manages The American Funds Group of mutual funds. Capital Research had no voting power for the shares, and had sole dispositive power for 17,953,300 shares as of December 31, 1999.

 Strategies

  . Generally, total compensation is aligned at a seventy-fifth percentile compensation target for positions of similar scope at other consumer products, and paper and forest products companies, assuming the Company meets the defined performance objectives.

  . Annual incentives are used to align variable cash compensation with short-term business objectives. Variable cash awards will increase as business and individual results are above plan, and will decrease when business and individual results fall below plan.

  . Equity instruments (stock options, performance shares, and restricted stock) are used to align a significant portion of the executives' total compensation with the Company's long-term goal/objective of increasing shareholder value.

  The executive compensation programs consist of specific elements which, in the aggregate, are aligned with the Company's short- and long-term business strategies. For 1999, the executive compensation programs consisted of base compensation, short-term cash incentives, and stock options. Restricted stock was granted in 1999 on a selective basis.

  Section 162(m) of the Internal Revenue Code imposes a $1,000,000 limit on the amount of compensation that is deductible by the Company with respect to the CEO and each of the executive officers named in the Summary Compensation Table, unless specified plan design and administrative parameters are met. Currently, the Company's 1996 Stock Incentive Plan complies with Section 162(m). The Committee continues to review design alternatives for the Management Incentive Plan and the consequences of these alternatives.

  To determine the Company's comparative position on each of the specified compensation elements, the Committee uses surveys and reports prepared by independent compensation consultants. Many of the companies participating in these surveys are included in the S&P 500 Stock Index. Several of these companies are also included in the Company's peer group described under the section entitled "Performance Graph."

  Base Compensation. Currently, the Committee evaluates executive officers' base salaries by reviewing competitive market practices and by subjective assessment of Company and individual performance. Base compensation is reviewed annually and is adjusted periodically to be consistent with the Company's compensation strategy to maintain competitive market positioning.

  Short-Term Cash Incentives. The Management Incentive Plan is the short-term cash incentive component of the executive compensation program. This plan is designed to provide an added incentive to participants to align each executive's efforts with the Company's business objectives. Eligibility is determined by salary grade and compensation survey data. A target award is assigned to each executive salary grade and consists of an individual performance factor and a financial performance factor (generally weighted 50 percent each). In 1999, target awards ranged from 10 to 100 percent of base compensation depending on a participant's salary grade. Participants may earn awards up to 100 percent of target if plan is achieved and up to 200 percent of target if maximum performance is achieved.

  Financial performance goals for senior executives with corporate-wide responsibilities generally is projected on corporate earnings-per-share growth. Financial performance for executive officers with business unit responsibility generally is based on a matrix that includes earnings-per-share growth, income from operations, sales growth, and cost savings. In 1999, the predetermined corporate growth in earnings-per-share goal was not achieved. Business unit financial performance varied among units. Awards to corporate and business unit executive officers reflected these considerations.

  Stock Options. Stock options granted under the 1996 Stock Incentive Plan are designed to encourage the Company's executives to enhance the value of the Company, as reflected in the price of the Common Stock and the shareholders' return. Key employees, including executive officers, are eligible to receive stock options. Stock options generally have been granted on an annual basis, for a term of ten years, and generally vest in equal installments over a period of two years.

  The size of an individual's grant is determined by each individual's performance and salary grade, as well as by compensation survey data. Stock options are granted on the basis of the Committee's assessment of merit.

  Performance Shares and Restricted Stock. The Committee, in its discretion, may under the 1996 Stock Incentive Plan award restricted stock, performance shares, and incentive stock, in addition to stock options. Key employees, including the executive officers, are eligible to receive such awards. Performance shares and restricted stock are not granted on a frequent or regular basis; and in 1999, none of the executive officers received a performance share grant. As discussed in more detail below, Mr. Marsh received a restricted stock grant.

 Mr. Marsh's Compensation

  Base Compensation. The Committee determined that it was appropriate to increase Mr. Marsh's base salary to $1,050,000 effective January 3, 2000, from its April, 1998 level of $990,000. The Committee, having reviewed comparative salary information from published surveys representing consumer products, and paper and forest products industries, believes Mr. Marsh's salary is comparable to other salaries of positions with similar scope and responsibility found in the consumer products, and paper and forest products industries. Additional information about the terms and conditions of Mr. Marsh's employment and compensation are further described under the subsection entitled "Employment Agreements."

  Short-Term Cash Incentives. Mr. Marsh's short-term compensation in 1999 was based 50 percent on individual performance and 50 percent on growth in corporate earnings per share. Mr. Marsh received an award of $698,465 under the Management Incentive Plan based on the Company's having failed to achieve its target earnings-per-share goal, and the Committee's assessment of Mr. Marsh's individual performance in 1999.

  Stock Options. In 1999, the Committee granted Mr. Marsh an option to purchase 225,000 shares of Common Stock. Stock options were granted to Mr. Marsh based on the same criteria as the Committee used in granting stock options to other executive officers of the Company.

  Restricted Stock. Based on a competitive analysis of Mr. Marsh's total compensation as compared to Chief Executive Officers of other consumer products, and paper and forest products industries, the Committee determined that, in order to bring Mr. Marsh's total compensation in line with competitive market practice, it was appropriate to award Mr. Marsh 100,000 restricted shares. The restricted shares vest when Mr. Marsh reaches age 55.

  Summary. As shown in the Executive Summary Compensation Table on page 12, most bonuses for 1999 were significantly lower than those from 1998. This reduction reflects one of the Compensation Committee's principles--"Executives should be rewarded for the achievement of financial and individual results measured against clearly defined goals and objectives." Since the projected growth in corporate earnings in 1999 was not achieved, the Committee, consistent with this principle, awarded only a portion of the bonuses that could have been earned if the goal had been achieved.

Compensation Committee of the Board of Directors:

                          Robert M. O'Neil, Chairman
                               Barbara L. Bowles
                               William T. Burgin
                             Worley H. Clark, Jr.
                               William V. Daniel
                               Richard L. Sharp

Employment Agreements

  The executive officers named in the Summary Compensation Table have employment agreements. The employment agreements were revised as of January 1, 2000, with the exception of Mr. Neil's employment agreement. Under the agreements, the executive receives a base salary and an opportunity for a bonus. The base salary as of December 26, 1999, is shown on the Summary Compensation Table. The named executives also participate along with peer officers in the Company's incentive, savings, retirement and other employee benefits programs.

  The revised employment agreements are effective for an initial three-year period that began on January 1, 2000. Beginning January 1, 2001 and each year thereafter, the revised agreements will be extended automatically for an additional year to create a new three-year period unless either the executive or the Company gives six-months notice that the agreement is not to be renewed. Mr. Neil's agreement became effective on August 13, 1997 and will be extended by its terms for an additional three years on August 13, 2000.

  In the event of a "change of control," the revised agreements are extended for a fixed three-year period with salary, bonus and other terms and conditions no less favorable than those in effect before the change of control. Additionally, the executives will be vested in all shares of restricted stock, stock options and any other stock-based awards. The revised agreements further provide that the executives will be made whole on an after-tax basis with respect to certain excise taxes, which may be imposed after a change in control.

  If an executive elects to retire at or after age 55 but prior to normal retirement age with twelve-months notice to the Company, the executive will receive additional retirement benefits. The benefits are: (i) three years of additional age (but not beyond a deemed age of 65) and three years of additional service credit for determining retirement benefits, (ii) use of the final salary and the highest annual bonus paid in the preceding five years to calculate retirement benefits; (iii) eligibility for retiree medical plan coverage; and (iv) a lump sum cash payment of $50,000 (the "Enhanced Early Retirement Benefit"). This provision does not apply to Mr. Marsh or Mr. Neil. Mr. Marsh's agreement provides for: (i) eligibility for retiree medical plan coverage and (ii) a lump sum cash payment of $50,000. Mr. Neil's agreement does not provide additional retirement benefits in these circumstances.

  If the Company terminates an executive's employment other than for cause or disability, or if the executive terminates his employment for good reason, the executive receives a lump sum cash payment. The payment equals the sum of (i) any accrued unpaid salary plus a prorated annual bonus based on the highest bonus in the last five (three for Mr. Neil) years (the "Annual Bonus"), (ii) three times the executive's salary and Annual Bonus (the "Termination Payment"), and (iii) if the Executive is not age 55, a supplemental retirement payment based on additional amounts he would have accrued had he remained employed for three additional years ("Retirement Payment"). If the executive (other than Mr. Marsh or Mr. Neil) is age 55 or older, he also receives the Enhanced Early Retirement Benefit. In addition, the executive will be automatically vested in all shares of restricted stock, stock options and any other stock-based awards. The executive and his family also will receive continued coverage under certain Company welfare benefit plans for three years. If the termination is after 2002 and before a change in control (or in the case of Mr. Neil, if the Company fails to renew his employment agreement), the Termination Payment is two times salary and Annual Bonus, the Retirement Payment is based on two additional years of employment and the welfare benefits continue for only two years.

  If the Company terminates the executive for cause or if the executive terminates without good reason, the executive receives only salary and benefits earned to the date of termination. Upon termination due to disability or death, the executive (or his estate) would be entitled to any salary and benefits earned to the date of termination and all shares of restricted stock, stock options and any other stock-based awards would vest at that time.

Executive Summary Compensation Table

  The table below shows the compensation of the CEO and the four other most highly compensated executive officers as of December 26, 1999, for the last three years.

                       Summary Compensation Tables(/1/)

                                                                              Long-Term
                                         Annual Compensation             Compensation Awards
                               --------------------------------------- ------------------------
                                                                        Restricted   Securities
        Name and                                       Other Annual        Stock     Underlying     All Other
   Principal Position     Year Salary(/1/)   Bonus   Compensation(/2/) Award(s)(/3/)  Options   Compensation(/4/)
   ------------------     ---- ----------- --------- ----------------- ------------- ---------- -----------------
                          ($)      ($)        ($)           ($)             ($)         (#)            ($)
Miles L. Marsh            1999    990,000    698,465      128,496        2,913,000    225,000        125,009
Chairman and              1998  1,014,615  1,329,606      198,473                0    250,000        101,710
 Chief Executive Officer  1997    923,846  1,673,050      105,137        5,520,043          0         33,258

Ernst A. Haberli          1999    462,000    227,217       55,289                0     53,000         68,323
President, North
 American                 1998    432,462    516,476           --                0     80,000         44,169
 Tissue Operations and    1997    346,539    501,552      112,001        2,289,276          0         12,747
 Technology

John F. Lundgren          1999    426,961    220,790      975,605                0     49,000         43,937
President, European       1998    425,000    441,853      372,767                0     80,000         35,235
 Consumer Products        1997    362,077    537,192      126,566        2,289,276          0         12,975

Joe R. Neil               1999    304,923    323,505           --                0     29,500         83,699
President,
 Communications           1998    298,385    137,029      184,006                0     60,000         64,730
 Papers                   1997    278,808    246,950           --        1,638,360          0         15,151

Clifford A. Cutchins, IV  1999    419,308    192,482       80,805                0     40,000         53,761
Senior Vice President,    1998    402,923    406,624      138,358                0     70,000         43,251
 General Counsel and      1997    329,808    470,270       96,084        2,001,456          0         13,969
 Corporate Secretary

--------
(/1/)Other than the long-term compensation awards which are reported on a fiscal year basis, the compensation shown above reflects a calendar year basis consistent with the Company's pay cycle. Salary earned for 1998 included an additional pay cycle (for all employees).
(/2/)The amount disclosed for Mr. Marsh for 1999 includes a payment of $80,000 related to the Company's buyout of future benefits under a car lease program. This program had been available to certain executives, and is being discontinued. The amounts for Mr. Marsh disclosed for 1998 and 1997 include reimbursement of relocation costs of $136,862, and $78,623 respectively. The amount disclosed for Mr. Haberli for 1999 includes $25,621 for a car allowance. The amount disclosed for Mr. Haberli for 1997 includes reimbursement for membership fees of $62,556 and commuting costs of $34,357. The amounts disclosed for Mr. Lundgren for 1999, 1998 and 1997 include international assignment equalization payments of $940,564, $278,556, and $111,535, respectively. The amount disclosed for Mr. Neil for 1998 includes $174,025 in relocation expenses. The amounts disclosed for Mr. Cutchins for 1999 and 1998 include reimbursement for membership fees of $49,295 and $91,117, respectively, and the amount disclosed for 1997 includes relocation expenses of $76,443.
(/3/)The number and value ($27.13 per share) as of December 26, 1999 of the restricted and performance shares of Common Stock for the named executive officers were: Miles L. Marsh, 251,955 shares, $6,835,539; Ernst A. Haberli 55,503 shares, $1,505,796; John F. Lundgren, 58,253 shares, $1,580,404; Joe R. Neil, 50,291 shares, $1,364,395; and Clifford A.
     Cutchins, IV, 51,984 shares, $1,410,326. In February 1999, Mr. Marsh received a grant of 100,000 shares of restricted stock under the Company's 1996 Stock Incentive Plan. In August 1997, Messrs. Marsh, Haberli, Lundgren, Neil and Cutchins received a grant of 64,112, 25,850, 25,850, 18,500 and 22,600 shares of restricted stock, respectively, and a grant of 64,112, 25,850, 25,850, 18,500 and 22,600 performance shares, respectively, under the Company's 1996 Stock Incentive Plan.

    Except for Mr. Marsh, performance shares granted to the named executive officers vest in three to eight years. Performance shares granted to Mr. Marsh vest, and vesting of performance shares granted to others may be accelerated, if the Company's financial performance is in one of the top three quartiles of the Company's peer group. Annual vesting percentages, which vary by quartile, range from zero to 40 percent. Company performance, for vesting purposes, is defined as Total Shareholder Return (TSR) quartile ranking against the TSR ranking of each peer group company. Dividend equivalents accrue on the performance shares and are paid as the shares vest. Shares of restricted stock vest in equal amounts over the first three years after the grant date. Dividends on shares of restricted stock are paid whether the shares are vested or unvested. Restricted stock and performance share vesting may be accelerated in certain circumstances, including a change in control of the Company or the participant's death or disability.

(4) For 1999, these amounts include Company contributions to the 401(k) Plan, the Supplemental Deferral Plan, and the Split Dollar Life Insurance Plan. Split-dollar life insurance amounts represent the actuarial value of the benefit to the executive of the current year's insurance premium paid by the Company in excess of that required to fund the death benefit under the policy. Company contributions allocated to the named executive officers for 1999 under the 401(k) Plan, the Supplemental Deferral Plan, and the Split Dollar Insurance Plan were: Miles L. Marsh, $6,000, $53,400 and $65,609; Ernst A. Haberli, $4,001, $23,719 and $40,603; John F. Lundgren,
    $6,000, $18,441 and $19,496; Joe R. Neil, $6,000, $12,295 and $65,404; and
    Clifford A. Cutchins, IV, $6,000, $19,159 and $28,602; respectively.

Stock Options

  The table below describes the stock options granted to each of the executive officers named in the Summary Compensation Table during the Company's fiscal year ended December 26, 1999.

                       Option Grants in Last Fiscal Year

                                                                         Potential Realizable
                                      Individual Grants                    Value at Assumed
                           ----------------------------------------          Annual Rates of
                           Number of    % of Total                              Stock
                           Securities    Options                          Price Appreciation
                           Underlying   Granted to  Exercise             For Option Term(/2/)
                            Options    Employees in   Price   Expiration --------------------
    Name                  Granted(/1/) Fiscal Year  Per Share    Date       5%        10%
    ----                  ------------ ------------ --------- ---------- --------- ----------
                              (#)          (%)         ($)                  ($)       ($)
Miles L. Marsh              225,000        9.2        39.25     1/6/09   5,553,926 14,074,738
Ernst A. Haberli             53,000        2.2        39.25     1/6/09   1,308,258  3,315,383
John F. Lundgren             49,000        2.0        39.25     1/6/09   1,209,522  3,065,165
Joe R. Neil                  29,500        1.2        39.25     1/6/09     728,181  1,845,355
Clifford A. Cutchins, IV     40,000        1.6        39.25     1/6/09     987,365  2,502,176

--------
(/1/)The options were granted under the 1996 Stock Incentive Plan on January
     6, 1999 and become exercisable in two equal amounts on the first and second anniversary date of the grant date. The exercise price is equal to the fair market value per share of the Common Stock on the grant date. Vesting may be accelerated in certain circumstances, including a change in control of the Company or the participant's retirement, disability or death.

(/2/)The amounts disclosed are the result of calculations at five and ten percent assumed rates of appreciation permitted by the Securities and Exchange Commission (the "SEC"); therefore, these amounts are not intended to forecast potential future appreciation of the Company's Common Stock price. The amounts disclosed are based on assumed rates of appreciation of the Company's Common Stock price over the option term. A zero percent gain in stock price appreciation from the date of grant will result in zero dollars for the optionee.

  The table below describes the options exercised by the executive officers named in the Summary Compensation Table during fiscal 1999, and the year-end value of those executives' unexercised stock options.

              Aggregated Option Exercises in the Last Fiscal Year
                       and Fiscal Year End Option Values

                                                     Number of Securities        Underlying Unexercised
                                                     Value of Unexercised               In-the-Money
                                                    Options as of 12/26/99       Options as of 12/26/99(/1/)
                          Shares Acquired  Value   -------------------------- -----------------------------
   Name                     on Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable(/2/)
   ----                   --------------- -------- ----------- ------------- ----------- ------------------
                                (#)         ($)        (#)          (#)          ($)            ($)
Miles L. Marsh                     0            0    475,000      350,000       69,000          N/A
Ernst A. Haberli                   0            0     90,000       93,000       76,750          N/A
John F. Lundgren               1,524       13,289    113,566       89,000       24,754          N/A
Joe R. Neil                        0            0     71,278       59,500       83,565          N/A
Clifford A. Cutchins, IV           0            0    139,587       75,000      392,361          N/A

--------
(/1/)The value of unexercised in-the-money options as of December 26, 1999 is equal to the fair market value of Common Stock on that date ($27.13) minus the exercise price, times the number of shares subject to the options.
(/2/)As of December 26, 1999, the unexercisable options were not in-the-money, meaning that the exercise price of the option exceeds the fair market value of the Common Stock.

 Pension Benefits

  Retirement Plan. During 1999, the Company provided a defined benefit pension plan (the "Retirement Plan") to most of its domestic salaried employees, including executive officers.

  Pensionable earnings include base salary, overtime compensation, bonuses and commissions. Currently, pensionable earnings over $160,000 per year are not taken into account for purposes of calculating Retirement Plan benefits. The maximum annual benefit, which may be paid to any retiree from the Retirement Plan, attributable to employer contributions, is $130,000 per year.

  The Retirement Plan in effect during 1999 provided benefits equal to the product of the participant's years of service while participating in the Plan (up to 35 years) multiplied by the sum of 1.05 percent of the participant's "Average Pay" (the average of a participant's highest five consecutive years of pensionable earnings) plus .65 percent of a participant's Average Pay in excess of covered compensation (the average of the taxable Social Security wage bases during a participant's work lifetime, up to 35 years). A participant will be vested in the portion of benefits attributable to Company contributions (i) after five years of service or (ii) if the participant had made contributions to the Retirement Plan which remained in the Plan until retirement.

  An alternative pension benefit formula may be used to calculate the pension benefit for service through December 31, 1988, for employees who participated in the Retirement Plan prior to January 1, 1989. However, if the above formula provides a greater benefit at retirement for such service, that formula will apply.

  Supplemental Benefit Plans. The Company also maintains the Supplemental Benefit Plan that provides eligible individuals, including executive officers, with the difference between the benefits they actually accrue under the Retirement Plan and the benefits they would have accrued under such plan but for the maximum benefit and compensation limitations imposed by law. The Supplemental Benefit Plan also provides an additional benefit for certain Company executives representing the benefit for the officer's service with a predecessor company, reduced by the total benefit payable to the officer from the Retirement Plan. Supplemental Benefit Plan distributions in either annuity payments or as a lump sum are determined at the Company's discretion.

  Mr. Marsh participates in a separate supplemental benefit plan based on a benefit formula of 50 percent of total compensation upon reaching age 55, offset by Social Security and qualified pension plan benefits assuming the earliest retirement age, which is currently estimated to be approximately $1,000,000 at his seventh year of service. This benefit will be reduced for service less than seven years.

  The table below shows the approximate annual pension benefit which would be provided to salaried employees upon retirement at age 65, under the benefit formula effective January 1, 1989 through December 31, 1998, assuming that a single life annuity has been elected (except for Mr. Marsh). The table amounts are not subject to reduction for Social Security or other offset amounts. The table amounts include benefits under the Supplemental Benefit Plan, some of which will be provided by annuities purchased in 1995.

                                       Years of Service
                     ------------------------------------------------------------
Final Average Pay       15           20           25           30           35
-----------------    --------     --------     --------     --------     --------
 $  200,000          $ 48,000     $ 64,000     $ 80,000     $ 96,000     $112,000
    400,000            99,000      132,000      165,000      198,000      231,000
    600,000           150,000      200,000      250,000      300,000      350,000
    800,000           201,000      268,000      335,000      402,000      469,000
  1,000,000           252,000      336,000      420,000      504,000      588,000
  1,200,000           303,000      404,000      505,000      606,000      707,000
  1,400,000           354,000      472,000      590,000      708,000      826,000

  The pensionable earnings for each of the named executive officers are not materially different from the amounts disclosed as salary and bonus under annual compensation in the Summary Compensation Table. The estimated years of benefit service, as of normal retirement at age 65, for the named executive officers who participate in the pension plan are: Miles L. Marsh, 17 years; Ernst A. Haberli, 18 years; John F. Lundgren, 34 years; Joe R. Neil, 18 years; and Clifford A. Cutchins, IV, 23 years.

                               PERFORMANCE GRAPH

  The graph below compares Fort James' five-year cumulative shareholder return on its Common Stock with the Standard & Poor's ("S&P") 500 Stock Index and an index of peer companies selected by the Company. The Company has selected a peer group comprised of the following: American Greetings Inc., Boise Cascade Corporation, Champion International Corporation, The Clorox Company, Colgate-Palmolive Company, Georgia-Pacific Corporation, H.J. Heinz Company, International Paper Corporation, Kimberly Clark Corporation, Mead Corporation, The Procter & Gamble Company, Sara Lee Corporation, Smurfit-Stone Container Corporation and Westvaco Corporation. The graph presents a comparison of Fort James' performance with the S&P 500 Stock Index and the Peer Group, assuming investments of $100 were made on December 31, 1994 and that dividends were reinvested.

             Comparison of Five-Year Cumulative Total Return Among
                  Fort James Corporation, S&P 500 Stock Index
                              and The Peer Group

             [Performance Graph of Five-Year Return appears here]

                         1994    1995    1996    1997    1998    1999
                        ------- ------- ------- ------- ------- -------
   Fort James ($)       $100.00 $121.79 $170.84 $200.53 $212.86 $148.58
   S&P 500 ($)          $100.00 $137.58 $169.17 $225.60 $290.08 $351.12
   Peer Group Only ($)  $100.00 $127.46 $156.59 $217.66 $248.22 $289.21

                            ADDITIONAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and shareholders who own more than ten percent of the Company's equity securities to file initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. SEC regulations require such shareholders to furnish the Company with copies of all Section 16(a) forms they file.

  Based on its review of such forms and on written representations from such officers and directors, the Company believes that, during the fiscal year ended December 26, 1999, all applicable Section 16(a) filing requirements were met.

Independent Accountants

  PricewaterhouseCoopers LLP served as the Company's independent accountants during the Company's fiscal year ended December 26, 1999. Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the independent accountants of the Company for its fiscal year ending December 25, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders. The representative will have an opportunity to make a statement and answer appropriate questions.

Other Matters That May Come Before the Meeting

  The Company has no present knowledge of any other matters to be presented at the Annual Meeting of Shareholders. If any other matters should properly come before the meeting, and any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy with respect to any such other matter in accordance with their best judgment.

Proposals for 2001 Annual Meeting

  Any shareholder desiring to make a proposal to be acted upon at the 2001 Annual Meeting of Shareholders must present such proposal to Clifford A. Cutchins, IV, the Corporate Secretary of the Company, whose address is 1650 Lake Cook Road, P.O. Box 89, Deerfield, Illinois 60015, not later than November 16, 2000 in order for the proposal to be considered for inclusion in the Company's Proxy Statement. Any such proposal must meet the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

  The Company's Bylaws prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for director at the 2001 Annual Meeting of Shareholders, notice of nomination must be given to the Corporate Secretary of the Company not earlier than December 1, 2000, but before January 1, 2001. The notice must describe various matters regarding the nominee, including the name, address, occupation and the number of shares of Common Stock held by such person. For a shareholder to bring other business before the 2001 Annual Meeting of Shareholders, notice must be given to the Corporate Secretary of the Company between December 1, 2000 and January 1, 2001, and must include a description of the proposed business, the reasons therefore, and other specified matters. However, if the shareholder wishes a proposal to be considered for inclusion in the Company's Proxy Statement, such proposal must be presented not later than November 16, 2000, as explained above. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Corporate Secretary.

Annual Report

  A copy of the Annual Report of the Company for the fiscal year ended December 26, 1999 is being mailed to you with this Notice and Proxy Statement. No part of the Annual Report shall be regarded as proxy soliciting material.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 26, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED BY ANY SHAREHOLDER AFTER APRIL 20, 2000, FREE OF CHARGE, UPON WRITTEN REQUEST TO FORT JAMES CORPORATION, ATTENTION: INVESTOR RELATIONS DEPARTMENT, 1650 LAKE COOK ROAD, P.O. BOX 89, DEERFIELD, ILLINOIS 60015, OR BY CALLING (847) 317-5341.

                                [FOR JAMES LOGO]

                               [FORT JAMES LOGO]

This proxy and voting instruction card is solicited by the Board of Directors for use at the Annual Meeting to be held on April 27, 2000.

                             REGISTERED SHAREHOLDERS

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse. If no choice is specified, the proxy will be voted FOR Item 1.

By signing this proxy all prior proxies are revoked and Clifford A. Cutchins, V, Daniel J. Girvan and Kathleen M. Bennett are appointed as proxies (each with power to act alone and with power of substitution) to vote, as directed, your shares upon all matters properly coming before the Annual Meeting and all adjournments.

                   PARTICIPANTS IN THE FORT JAMES 401(k) PLAN

By signing on the reverse, participants in the Fort James 401(k) Plan direct the Trustee of the Plan to vote as directed all of the participant's interest in the Plan. The shares of participants who return signed but unmarked cards and of participants from whom voting instructions are not received will be voted by the Trustee of the Plan in the same proportion, except as otherwise required by applicable law, as the shares held for other participants for which proper instructions have been received.

                      See reverse for voting instructions.



There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you properly executed and returned your proxy card.

VOTE BY PHONE--TOLL FREE--1-800-240-6326--QUICK***EASY***IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 5:00 p.m. on April 26, 2000.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o Follow the simple recorded instructions.